Exhibit 99.1


[GRAPHIC OMITTED]



          American Telecom Services and Lingo to Deliver VoIP Services
                 Bundled With New Digital Clear DECT 6.0 Phones

Lingo Contact:             Ravi Bhatia, President
                           (703) 902-2835
                           (571) 265-2295
                           rbhatia@primustel.com

ATS Contact:               Bruce Hahn, CEO
                           (310) 871-9904
                           (404) 261-7466
                           Bruce.Hahn@atsphone.com

ATS Investor Contact:      Brett Maas, Principal
                           Hayden Communications
                           (646) 536-7331
                           brett@haydenir.com

ATS Media Relations:       Danielle Ross
                           Comunicano, Inc.
                           (858) 314-2958
                           dross@comunicano.com


                              FOR IMMEDIATE RELEASE

McLean, Va. and City of Industry, Calif.--December 20, 2006-- Lingo, Inc., a leading broadband phone service provider, and American Telecom Services, Inc., (AMEX: TES) a leading provider of converged communications solutions, today announced the launch of a program to sell Lingo's broadband phone service bundled with American Telecom Services' Digital Clear Internet phones through office superstores and mass market retail channels.

Lingo offers several competitive and high quality Internet phone service rates plans for consumers and small businesses. The first bundle to be offered through leading national retailers will be the new and recently Lingo certified ATS X10001P Digital Clear DECT 6.0 Internet phones and the X10002P extensions. The combination of ATS' Digital Clear Internet phone and Lingo's broadband phone service plans offer consumers the ability to save hundreds of dollars a year on their total phone expense using interference-free cordless technology. Lingo and ATS intend to expand their service offerings and Digital Clear telephones to provide consumers and small businesses with a wide selection of offers and savings.

"We are very excited to be working with Lingo to bring their offering into the retail channel," said Bruce Hahn, ATS CEO. "The addition of Lingo gives us increased diversity at retail where we will now have three consumer and small business service offerings to package with our broad product selection. We look forward to further expanding our hardware line to complement Lingo's service offering. Lingo offers a savings opportunity for consumers and small businesses that we haven't been able to offer previously, such as international phone numbers and a variety of small business plans. We believe Lingo's broad and competitively priced, high quality service offerings are highly complementary to our current product offering, and we expect to expand our distribution from this strategic partnership."

"Bundling our competitively priced, high quality Lingo broadband phone service offerings with ATS's diverse product lineup at retail represents a tremendous new initiative for Lingo and a new opportunity for consumers to experience significant savings and feature enhancements offered through our services," said Ravi Bhatia, President of Lingo. "This is a great opportunity for Lingo to bring its services to the retail market and we look forward to working together with ATS to continue to enhance our value propositions to consumers and small businesses."

The combined Lingo-ATS offering will launch in the first quarter of 2007 with a bundle that combines the X10001P with Lingo's service offerings. We expect the bundles to be made available at a select number of ATS' 14,000 national retailer stores as well as e-tailers.

About Lingo

Lingo, Inc., a wholly owned subsidiary of McLean, Virginia-based Primus Telecommunications Group, Incorporated (OTCBB:PRTL), is a leading supplier of consumer and business VoIP and broadband phone service. Primus is a global communications company with operations in North America, Europe, Australia and Asia. Founded in 1994, Primus first entered the VoIP market in 1999 and owns and operates an extensive global network, including a VoIP network which spans 150 countries and carries over 2 billion minutes of worldwide VoIP traffic annually. For more information on Lingo or Primus, visit http://www.lingo.com or www.primustel.com.

About American Telecom Services

American Telecom Services, a leading provider of traditional and internet phones bundled with service offerings, currently offers Digital Clear Internet phone bundles powered by SunRocket and Lingo, Inc (Voice-over-Internet-Protocol or "VoIP") and Pay N' Talk prepaid residential long distance communications services powered by IDT. These services are bundled with ATS' diverse line of custom-designed digital cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the "American Telecom", "ATS", "Pay N' Talk" and "Digital Clear" brand names.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated February 1, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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